UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2010

Comm Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Pennsylvania	0-17455	23-2242292
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 North State Street, Clarks Summit, PA	18411
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (570)586-0377

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Executive Compensation Committee of the Registrant (the “Committee”) approved on October 8, 2010, a supplemental agreement to the current employment agreement for Michael Narcavage, Chief Operating Officer of the Registrant, and of the Registrant’s wholly-owned subsidiary bank, Community Bank and Trust Company (the “Bank”).

The Committee approved on October 12, 2010, supplemental agreements to the current employment agreements for William F. Farber, Sr., the Registrant’s and Bank’s President and Chief Executive Officer, William Boyle, the Registrant’s and Bank’s Chief Lending Officer, and for Stephanie Westington, the Registrant’s and Bank’s Chief Accounting Officer.

These supplemental agreements obligate the named executive officers to continue their employment for their respective periods of time with F.N.B. Corporation, until F.N.B. Corporation has completed the conversion of all accounting and other data processing systems from the Registrant and Bank to F.N.B. Corporation after the closing of the mergers of the Registrant with and into F.N.B. Corporation and of the Bank with and into the First National Bank of Pennsylvania pursuant to Section 6.6(e) of the Agreement and Plan of Merger between F.N.B. Corporation and the Registrant dated as of August 9, 2010.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Supplemental Agreement to the Current Employment Agreement for William F. Farber, Sr.
10.2	Supplemental Agreement to the Current Employment Agreement for Michael Narcavage
10.3	Supplemental Agreement to the Current Employment Agreement for William Boyle
10.4	Supplemental Agreement to the Current Employment Agreement for Stephanie Westington

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             Comm Bancorp, Inc.
             (Registrant)

Date: October 12, 2010	By: /s/ Scott A. Seasock
Scott A. Seasock
Executive Vice President
and Chief Financial Officer
Principal Financial Officer)